MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By:  MHR Advisors LLC, its General Partner

By: /s/ Hal Goldstein
    __________________
Name:  Hal Goldstein
Title: Vice President

Address: 40 West 57th Street, 24th Floor
         New York, NY  10019


MHR ADVISORS LLC

By: /s/ Hal Goldstein
    __________________
Name:  Hal Goldstein
Title: Vice President

Address: 40 West 57th Street, 24th Floor
         New York, NY  10019


MHR INSTITUTIONAL PARTNERS LP

By:  MHR Institutional Advisors LLC, its General Partner

By: /s/ Hal Goldstein
    __________________
Name:  Hal Goldstein
Title: Vice President

Address: 40 West 57th Street, 24th Floor
         New York, NY  10019



MHR INSTITUTIONAL ADVISORS LLC

By: /s/ Hal Goldstein
    __________________
Name:  Hal Goldstein
Title: Vice President

Address: 40 West 57th Street, 24th Floor
         New York, NY  10019


MHR INSTITUTIONAL PARTNERS IIA LP

By:  MHR Institutional Advisors II LLC, its General Partner

By: /s/ Hal Goldstein
    __________________
Name:  Hal Goldstein
Title: Vice President

Address: 40 West 57th Street, 24th Floor
         New York, NY  10019


MHR INSTITUTIONAL ADVISORS II LLC

By: /s/ Hal Goldstein
    __________________
Name:  Hal Goldstein
Title: Vice President

Address: 40 West 57th Street, 24th Floor
         New York, NY  10019


MHR INSTITUTIONAL PARTNERS III LP

By:  MHR Institutional Advisors III LLC, its General Partner

By: /s/ Hal Goldstein
    __________________
Name:  Hal Goldstein
Title: Vice President

Address: 40 West 57th Street, 24th Floor
         New York, NY  10019


MHR INSTITUTIONAL ADVISORS III LLC

By: /s/ Hal Goldstein
    __________________
Name:  Hal Goldstein
Title: Vice President

Address: 40 West 57th Street, 24th Floor
         New York, NY  10019


MHR FUND MANAGEMENT LLC

By: /s/ Hal Goldstein
    __________________
Name:  Hal Goldstein
Title: Vice President

Address: 40 West 57th Street, 24th Floor
         New York, NY  10019